EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Classover Closes Initial $11 Million Tranche of $500 Million Financing and Doubles Solana (SOL) Holdings

New York, NY – June 12, 2025 – Classover Holdings, Inc. (Nasdaq: KIDZ, KIDZW) ("Classover" or the "Company"), a leading provider of live, interactive online learning, today announced the closing and funding of the initial $11 million tranche under its previously announced $500 million note financing with Solana Growth Ventures LLC.

Key Highlights:

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The $11 million initial tranche is the first issuance under the $500 million senior secured convertible note financing. The notes are convertible into Classover Class B common stock at an initial conversion price of $7.36 per share, subject to adjustment as provided in the notes.

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Under the terms of the financing agreement, approximately 80% of the net proceeds from the initial tranche will be allocated toward the purchase of Solana (SOL) tokens, subject to certain terms and limitations.

-	The Company has made additional purchases of SOL, increasing its total holdings to approximately 13,189 SOL - more than double the 6,472 SOL previously reported on June 2, 2025.

“The successful closing of our initial tranche under the $500 million note financing, along with our increased accumulation of Solana assets, reflects Classover’s long-term commitment to innovation,” said Ms. Luo, Founder and CEO of Classover. “Classover was built to make high-quality, interactive learning accessible to students everywhere. As we expand our offerings across subjects like math, coding, and language arts, integrating blockchain technology allows us to build a more secure, scalable, and efficient platform. Strategic digital asset reserves like Solana lay the groundwork for a future where global payments, credentialing, and personalized learning can be powered by decentralized infrastructure, enhancing how we deliver education worldwide. ”

For additional information on the purchase agreement and terms of the notes and related transactions, see Classover’s Current Report on Form 8-K, which will be filed promptly, and which can be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Classover, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover's ability to execute its business model, including obtaining market acceptance of its products and services; Classover's financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover's strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover's ability to attract and retain a large number of customers; Classover's future capital requirements and sources and uses of cash; Classover's ability to attract and retain key personnel; Classover's expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover in connection with its previously consummated business combination with Battery Future Acquisition Corp. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

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